As filed  with  the  Securities  and  Exchange  Commission  on  April  24,  2003
                                                            Registration No.
                                                                            ----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          AMERICAN PACIFIC CORPORATION

             (Exact name of Registrant as specified in its charter)

            Delaware                                            59-6490478
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           3770 HOWARD HUGHES PARKWAY
                                    SUITE 300
                             LAS VEGAS, NEVADA 89109
              (Address, of Principal Executive Offices) (Zip Code)

    AMERICAN PACIFIC CORPORATION AMENDED AND RESTATED 2001 STOCK OPTION PLAN
          AMERICAN PACIFIC CORPORATION 2002 DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plans)

                                  DAVID N. KEYS
                            EXECUTIVE VICE PRESIDENT
                          AMERICAN PACIFIC CORPORATION
                           3770 HOWARD HUGHES PARKWAY
                                    SUITE 300
                             LAS VEGAS, NEVADA 89109
                    (Name and address of agent for service)

                                 (702) 735-2200
            (Telephone number, including area code, of agent for service)

                                    COPY TO:
                           VICTOR M. ROSENZWEIG, ESQ.
                  OLSHAN GRUNDMAN FROME ROSENZWEIG &Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
    Title of each class of
     securities to be          Amount to be          Proposed maximum         Proposed maximum           Amount of registration
         registered             registered(1)    offering price per share   aggregate offering price           fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par                   80,000              $8.30(2)                $664,000                      $53.72
value $.10 per share               220,000              $7.91(3)                $1,740,200                    $140.78
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par                   40,000              $8.36(4)                $384,400                      $31.10
value $.10 per share               160,000              $7.91(5)                $1,265,600                    $102.38
-------------------------------------------------------------------------------------------------------------------------------

(1)  Pursuant  to  Rule  416,  the  registration   statement  also  covers  such
indeterminate  additional  shares of Common  Stock as may become  issuable  as a result of any future  anti-dilution  adjustment in accordance  with the terms of the American  Pacific  Corporation  Amended and Restated  2001 Stock Option Plan
(the "Amended Plan") or the American  Pacific  Corporation  2002 Directors Stock
Option Plan (the "Directors Plan").
(2)  Represents  the  exercise  price per share of options for 80,000  shares of
Common Stock which have been granted under the Amended Plan.
(3)  Pursuant  to Rule  457(g) and (h),  the  offering  price for an  additional
220,000  shares of Common Stock that may be issued under options not yet granted under the Amended Plan is estimated  solely for the purpose of  determining  the registration fee and is based on the closing price of the Company's Common Stock of $7.91 as reported by the Nasdaq Stock Market ("Nasdaq") on April 23, 2003.

(4)  Represents  the  exercise  price per share of options for 40,000  shares of
Common Stock which have been granted under the Directors  Plan.
(5)  Pursuant  to Rule  457(g) and (h),  the  offering  price for an  additional
160,000  shares of Common Stock that may be issued under options not yet granted under the Directors Plan is estimated  solely for the purpose of determining the registration fee and is based on the closing price of the Company's Common Stock of $7.91 as reported by Nasdaq on April 23, 2003.

                                       2

                                EXPLANATORY NOTE

            American  Pacific  Corporation  (the  "Company")  has prepared  this
Registration Statement in accordance with the requirements of Form S-8 under the
Securities  Act of 1933,  as amended  (the  "Securities  Act"),  to register the following shares of common stock,  $.10 par value per share, of the Company (the
"Common Stock"):

1.   300,000  additional  shares of Common Stock have been reserved for issuance under the Amended Plan, as a result of an increase to 650,000 in the number of authorized shares for issuance under the Amended Plan; and

2.   200,000  shares of Common Stock have been  reserved for issuance  under the
     Directors Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part I of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the Securities Act.

                                        3

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed by the Company with the Securities and
Exchange  Commission (the "Commission") are incorporated herein by reference and made a part hereof:

     (1) The  Company's  Annual  Report on Form 10-K for the  fiscal  year ended
September 30, 2002;

     (2) The  Company's  Quarterly  Report  on Form  10-Q for the  period  ended
December 31, 2002;

     (3) The  Company's  Current  Report on Form 8-K filed on December 13, 2002;
and

     (4) The description of the Company's  securities contained in the Company's
Registration  Statements  on Form 8-A filed on  December  28, 1992 and August 6,
1999.

            All reports and other  documents  subsequently  filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), prior to the filing of a post-effective  amendment which  indicates  that all  securities  offered  hereby  have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference  herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Victor M.  Rosenzweig,  a member of Olshan  Grundman  Frome  Rosenzweig
&  Wolosky LLP, 505 Park Avenue,  New York, New York 10022, is a director of the Company and  beneficially  owns 1,000 shares of the Company's  Common Stock, and holds options to purchase 19,000 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware  General  Corporation  Law  ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

         The Company has also entered into indemnification  agreements with each of its directors. The indemnification agreements provide that the directors will be  indemnified  to the fullest  extent  permitted by applicable law against all expenses (including  attorneys' fees),  judgments,  fines and amounts reasonably paid or incurred by them for settlement in any threatened,  pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director of the Company. No indemnification will be provided under the  indemnification  agreements,  however,  to any director in certain  limited circumstances,  including  with  respect  to  expenses  or  liabilities  paid by insurance  or arising  from  purchases  or sales of  securities  in violation of
Section  16(b)  of  the  Exchange  Act.  To the  extent  the  provisions  of the indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

                                        4

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

     *4.1 - The American  Pacific  Corporation  Amended and Restated  2001 Stock
            Option Plan (the "Amended Plan").

     *4.2 - The American  Pacific  Corporation  2002 Directors Stock Option Plan
            (the "Directors Plan").

     *4.3 - Form of Option grant letter agreement under the Amended Plan.

     *4.4 - Form of Option grant letter under the Directors Plan.

     *5   - Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

    *23.1 - Consent of Deloitte & Touche LLP, independent auditors.

    *23.2   - Consent of Olshan  Grundman  Frome  Rosenzweig  &  Wolosky LLP
            (included in its opinion filed as Exhibit 5).

     *24    -  Powers  of  Attorney   (included  on   signature   page  to  this
            Registration Statement).

-------------------

* Filed herewith.

ITEM 9.  UNDERTAKINGS

         A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective  date of the  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the  Registration
          Statement  or  any  material   change  to  such   information  in  the
          Registration Statement;

          provided,  however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective  amendment by those  paragraphs  is  contained in periodic  reports  filed by the registrant  pursuant to Section 13 or 15(d) of the  Exchange  Act that are incorporated by reference in the Registration Statement;

          (2) That,  for the  purpose of  determining  any  liability  under the
Securities Act, each such  post-effective  amendment shall be deemed to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities  being registered that remain unsold at the termination of the offering.

           B.  The undersigned  registrant  hereby undertakes that, for purposes of  determining  any  liability  under the  Securities  Act, each filing of the registrant's annual report pursuant to Section

                                        5

               13(a) or 15(d) of the Exchange Act (and, where  applicable,  each filing of an employee  benefit  plan's annual report  pursuant to
               Section  15(d)  of the  Exchange  Act)  that is  incorporated  by reference in this Registration  Statement shall be deemed to be a new  registration  statement  relating to the securities  offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

           C.  Insofar as  indemnification  for  liabilities  arising  under the
               Securities  Act  may be  permitted  to  directors,  officers  and controlling  persons of the registrant  pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the  Commission  such  indemnification  is against public  policy  as  expressed  in  the  Securities  Act  and  is,
               therefore,   unenforceable.   In  the  event  that  a  claim  for
               indemnification  against such liabilities (other than the payment by the  registrant  of  expenses  incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,  suit or  proceeding)  is asserted by such director,  officer or controlling  person in connection  with the securities being  registered,  the registrant will, unless in the opinion  of  its  counsel  the  matter  has  been  settled  by  a
               controlling   precedent,   submit  to  a  court  of   appropriate
               jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                        6

                                   SIGNATURES

            Pursuant to the  requirements  of the Securities Act, the Registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Las Vegas, State of Nevada on April 22, 2003.

                                     AMERICAN PACIFIC CORPORATION

                                     By: /s/ John R. Gibson
                                        ----------------------------------------
                                         John R. Gibson
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints each of John R. Gibson and David N. Keys his or her true and  lawful  attorneys-in-fact  and  agent,  with full  power of substitution and resubstitution, for and in his or her name, place and stead, in any and all  capacities,  to sign  any or all  amendments  to this  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents
in   connection   therewith,   with   the   Commission,   granting   unto   said
attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

Signature                         Title                                            Date
---------                         -----                                            ----

/s/ John R. Gibson                President, Chief Executive Officer         April 22, 2003
------------------                (Principal Executive Officer) and
John R. Gibson                    Chairman of the Board

/s/ David N. Keys                 Executive Vice President, Chief            April 22, 2003
-----------------                 Financial Officer (Principal Financial
David N. Keys                     and Accounting Officer), Treasurer,
                                  Secretary and Director

/s/ Fred D. Gibson, Jr.           Director                                   April 22, 2003
-----------------------
Fred D. Gibson, Jr.

                                  Director                                   April 22, 2003
-----------------------
Jan H. Loeb

                                  Director                                   April 22, 2003
-----------------------
Berlyn D. Miller

                                  Director                                   April 22, 2003
-----------------------
Norval F. Pohl

/s/ C. Keith Rooker               Director                                   April 22, 2003
-------------------
C. Keith Rooker

                                       7

/s/ Victor M. Rosenzweig          Director                                   April 22, 2003
------------------------
Victor M. Rosenzweig

------------------------          Director                                   April 22, 2003
Dean M. Willard

/s/ Jane L. Williams              Director                                   April 22, 2003
--------------------
Jane L. Williams

                                       8